Exhibit 10.1

CLASS D PREFERRED UNIT PURCHASE AGREEMENT

BY AND AMONG

ATLAS PIPELINE PARTNERS, L.P.

AND

THE PURCHASERS NAMED HEREIN

i

ii

Schedules and Exhibits

Schedule 2.01 – List of Purchasers and Commitment Amounts

Exhibit A -	Form of Atlas Pipeline Partners, L.P. Officer’s Certificate

Exhibit B -	Form of Legal Opinion

Exhibit C -	Form of Registration Rights Agreement

Exhibit D -	Form of Certificate of Designation of Class D Units

iii

CLASS D PREFERRED UNIT PURCHASE AGREEMENT

This CLASS D PREFERRED UNIT PURCHASE AGREEMENT, is entered into as of April 16, 2013 (this “Agreement”), by and among ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (“Atlas”), and each of the Purchasers listed on Schedule 2.01 (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, simultaneously with the execution of this Agreement, a subsidiary of Atlas is entering into a definitive purchase and sale agreement to acquire TEAK Midstream, L.L.C. (the “Acquisition”);

WHEREAS, Atlas desires to finance a portion of the Acquisition through the sale of an aggregate of $400 million Class D Units (defined below), and the Purchasers desire to purchase an aggregate of $400 million Class D Units from Atlas, each in accordance with the provisions of this Agreement;

WHEREAS, it is a condition to the obligations of the Purchasers and Atlas under this Agreement that the Acquisition be consummated; and

WHEREAS, Atlas has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units (defined below) acquired pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atlas and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” shall have the meaning specified in Section 5.04.

“Acquisition” shall have the meaning specified in the recitals.

“Acquisition Agreement” means that certain Purchase and Sale Agreement dated April 16, 2013, among TEAK Midstream Holdings, LLC, TEAK Midstream, L.L.C. and Atlas Pipeline Mid-Continent Holdings, LLC in substantially the form provided to the Purchasers.

“Acquisition Closing Date” means the date on which the Acquisition is consummated.

“Acquisition Material Adverse Effect” means any “Material Adverse Effect” as such term is defined in the Acquisition Agreement.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Atlas” shall have the meaning specified in the introductory paragraph.

“Atlas Financial Statements” shall have the meaning specified in Section 3.03.

“Atlas Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of Atlas and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on Atlas and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which Atlas and its Subsidiaries participate or are engaged, (ii) the ability of Atlas and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of Atlas to consummate the transactions under any Basic Document.

“Atlas Related Parties” shall have the meaning specified in Section 7.02.

“Atlas SEC Documents” shall have the meaning specified in Section 3.03.

“Basic Documents” means, collectively, the Escrow Agreement, this Agreement, the Registration Rights Agreement, the Acquisition Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in New York, New York.

“Certificate of Designation” means the Certificate of Designation of the powers, preferences and relative, participating, optional, and other special rights and qualifications, limitations and restrictions thereof of Class D Preferred Units of Atlas Pipeline Partners, L.P., a form of which is attached hereto as Exhibit D.

“Class D Units” means the convertible Class D preferred limited partnership units of Atlas having the rights, preferences and designations set forth in the Certificate of Designation.

“Class D Unit Price” shall have the meaning specified in Section 2.04.

“Closing” shall have the meaning specified in Section 2.06.

“Closing Date” shall have the meaning specified in 2.06.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.01 to this Agreement under the heading “Purchaser’s Allocated Purchase Price.”

“Common Units” means the Common Units of Atlas representing limited partner interests having the rights, preferences and designations set forth in the Limited Partnership Agreement.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Escrow Agreement” means the escrow agreement to be entered into no less than ten (10) days prior to the Closing Date (or such other period of time reasonably acceptable to the Purchasers) among Atlas, the Purchasers and an escrow agent, which shall contain reasonable and customary terms to be approved by Atlas and the Purchasers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Atlas, its Subsidiaries or any of their Property or any of the Purchasers.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Limited Partnership Agreement” shall have the meaning specified in Section 2.03.

“Net Proceeds” means the aggregate amount delivered for the Purchased Units as set forth on Schedule 2.01, less any expenses incurred by Atlas in connection with the Basic Documents.

“Participating Unit” shall have the meaning specified in Section 4.09.

“Party” or “Parties” means Atlas and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agent” means Citigroup Global Markets Inc.

“Placement Agent Fees” means the fees that Atlas is obligated to pay to the Placement Agent upon the closing of the transactions contemplated by this Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means the Class D Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit C, to be entered into at the Closing, among Atlas and the Purchasers.

“Representatives” of any Person means the officers, managers, directors, employees, agents, affiliates, control persons, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (it being understood that the entering into of a total return swap shall not be considered a Short Sale of Class D Units or the Common Units underlying the Class D Units).

“Subsidiary” means, as to any Person, any corporation or other entity, of which a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time, directly or indirectly, owned or controlled by such Person or one or more of its Subsidiaries.

“Terminating Breach” shall have the meaning specified in Section 8.12(a).

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.01 Sale and Purchase. Contemporaneously with the consummation of the Acquisition, and subject to the terms and conditions of this Agreement, at the Closing Atlas hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from Atlas, subject to Section 2.03, the number of Purchased Units set forth opposite its name on Schedule 2.01 hereto. Each Purchaser severally and not jointly agrees to pay Atlas the Class D Unit Price for each such Purchased Unit.

Section 2.02 Independent Nature of Purchasers’ Obligations. The respective obligations of each Purchaser under this Agreement and the Registration Rights Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or the Registration Rights Agreement. The failure or waiver of performance under this Agreement or the Registration Rights Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Registration Rights Agreement. Except as otherwise provided in this Agreement or the Registration Rights Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.03 Purchased Units. The number of Purchased Units to be issued and sold to each Purchaser will be equal to such Purchaser’s Commitment Amount divided by the Class D Unit Price. The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class D Units as set forth in the Second Amended and Restated Agreement of Limited Partnership of Atlas, dated as of March 9, 2004, as the same has been amended from time to time (the “Limited Partnership Agreement”), including as amended by the Certificate of Designation in the form annexed hereto as Exhibit D, which Atlas will cause to be adopted immediately prior to the issuance and sale of Class D Units contemplated by this Agreement. References herein to the Limited Partnership Agreement shall include or exclude the Certificate of Designation as the context requires.

Section 2.04 Consideration. The amount per Class D Unit each Purchaser will pay to Atlas to purchase the Purchased Units shall be $30.41 (the “Class D Unit Price”).1

Section 2.05 Funding into Escrow. Each Purchaser shall deposit its Commitment Amount, or such reduced amount as may be established by Atlas in its sole discretion, into an escrow account established under the Escrow Agreement no later than one Business Day prior to the Closing Date. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VI have been satisfied or waived, pursuant to Section 2.06 each such Purchaser shall deliver notice to the Escrow Agent (as such term is defined in the Escrow Agreement) to promptly and timely release the funds escrowed under the Escrow Agreement to Atlas.

[1]	The “Class D Unit Price” of $30.41 has been determined by calculating the volume weighted average closing price for a common unit of the Partnership for the 10 trading days from April 2, 2013 to and including April 15, 2013, which was $34.8745 (the “Valuation Price”), less 12.5%. If, prior to closing of the Acquisition Agreement, Atlas sells Common Units in a public or private offering, and the price of the Common Units to investors in any such offering is below the Valuation Price, then the “Class D Unit Price” shall be adjusted downward in a like amount up to a maximum of 3% of the Valuation Price to determine the “Class D Unit Price” (the maximum total discount to the Valuation Price being 15.5%). For these purposes, issuances under the Atlas’s 2004 Long-Term Incentive Plan and 2010 Long-Term Incentive Plan, or exercises of options thereunder, shall not be deemed to be a public or private offering of Common Units.

Section 2.06 Closing. Subject to satisfaction of the conditions set forth in Article VI, the execution and delivery of the Basic Documents (other than this Agreement and the Acquisition Agreement), the release of the funds escrowed under the Escrow Agreement to Atlas pursuant to the terms of the Escrow Agreement, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement, the closing with respect to the purchase and sale of the Class D Units (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the Acquisition Closing Date, provided that Atlas shall take reasonable efforts to provide each Purchaser five Business Days (or such shorter period as shall be agreeable to each such Purchaser but in any event no less than two Business Days) prior written notice of such designated Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ATLAS

Atlas represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.01 Existence. Each of Atlas and its Subsidiaries: (i) is a corporation, limited partnership, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have an Atlas Material Adverse Effect. Each of Atlas and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company, limited partnership, partnership or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have an Atlas Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of Purchased Units.

(a) As of April 12, 2013, and prior to the issuance and sale of the Purchased Units, the issued and outstanding limited partnership interests of Atlas consist of 70,759,959 Common Units (as defined in the Limited Partnership Agreement). All of the outstanding Common Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Limited Partnership Agreement and are fully paid (to the extent required under the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act).

(b) Other than Atlas’s existing Long-Term Incentive Plans, and other existing management compensation arrangements, Atlas has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). Atlas has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the holders of Common Units may vote. Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement, as are contained in the Limited Partnership Agreement, or as described in the Atlas SEC Documents, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas or any of its Subsidiaries to issue, transfer or sell any limited partnership interests or other equity interests in Atlas or any of its Subsidiaries or securities convertible into or exchangeable for such limited partnership interests or other equity interests, (ii) obligations of Atlas or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partnership interests or other equity interests in Atlas or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas or any of its Subsidiaries.

(c) All of the issued and outstanding equity interests of each of Atlas’s Subsidiaries (other than Atlas Pipeline Mid-Continent WestTex, LLC, Atlas Pipeline Mid-Continent WestOk, LLC, Centrahoma Processing, LLC and each of their respective Subsidiaries and, as of Closing, T2 LaSalle Gathering Company LLC, T2 Eagle Ford Gathering Company LLC and T2 EF Cogeneration Holdings LLC and each of their respective Subsidiaries) are owned, directly or indirectly, by Atlas free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under Atlas’s or its Subsidiaries’ credit facilities filed as exhibits to the Atlas SEC Documents), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of Atlas’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by Section 17-607 of the Delaware LP Act or the organizational documents of Atlas’s Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Atlas SEC Documents, neither Atlas nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d) The offer and sale of the Purchased Units and the limited partner interests represented thereby, and the Common Units issuable upon conversion of the Purchased Units in accordance with the terms of the Class D Units as reflected in the Certificate of Designation, are or will be duly authorized by Atlas pursuant to the Limited Partnership Agreement, as amended by the Certificate of Designation, prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Limited Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(e) Atlas’s currently outstanding Common Units are quoted on The New York Stock Exchange and Atlas has not received any notice of delisting.

(f) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class D Units as set forth in the Limited Partnership Agreement, as amended by the Certificate of Designation.

Section 3.03 Atlas SEC Documents. Atlas has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Atlas SEC Documents”). The Atlas SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Atlas Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Atlas SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly presented (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Atlas as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent registered public accounting firm with respect to Atlas and has not resigned or been dismissed as independent registered public accountants of Atlas as a result of or in connection with any disagreement with Atlas on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Atlas SEC Documents, and except for matters related to the proposed Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since December 31, 2012, Atlas and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have an Atlas Material Adverse Effect, (ii) acquisition or disposition of any material asset by Atlas or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in Atlas’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the Acquisition and has been disclosed to, and discussed with, each of the Purchasers).

Section 3.05 Litigation. Except as set forth in the Atlas SEC Documents, there is no Action pending or, to the knowledge of Atlas, contemplated or threatened against Atlas or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably would be expected to have an Atlas Material Adverse Effect or which challenges the validity of any of the Basic Documents or the consummation of the transactions contemplated hereby and thereby.

Section 3.06 No Breach. The execution, delivery and performance by Atlas of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by Atlas with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to Atlas or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of Atlas or the Limited Partnership Agreement, as amended by the Certificate of Designation, or any organizational documents of any of Atlas’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which Atlas or any of its Subsidiaries is a party or by which Atlas or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Atlas or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have an Atlas Material Adverse Effect.

Section 3.07 Authority. Atlas has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by Atlas of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Atlas, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Except as contemplated by this Agreement, no approval by the holders of Common Units is required as a result of Atlas’s issuance and sale of the Purchased Units.

Section 3.08 Compliance with Laws. Neither Atlas nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to Atlas or its Subsidiaries, except as would not, individually or in the aggregate, have an Atlas Material Adverse Effect. Atlas and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have an Atlas Material Adverse Effect, and neither Atlas nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, reasonably be expected to have an Atlas Material Adverse Effect. Neither Atlas, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Atlas or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Atlas or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.09 Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with Atlas’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have an Atlas Material Adverse Effect.

Section 3.10 MLP Status. Atlas expects to meet for the taxable year ending December 31, 2013, the gross income requirements of Section 7704(c)(2) of the Code and, accordingly, Atlas is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable state tax purposes.

Section 3.11 Investment Company Status. Atlas is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Atlas nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.13 Certain Fees. Except for the Placement Agent Fees, no fees or commissions will be payable by Atlas to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchasers shall not be liable for any such fees or commissions. Atlas agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Atlas or alleged to have been incurred by Atlas in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.14 Internal Accounting Controls. Except as disclosed in the Atlas SEC Documents, Atlas and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.15 Insurance. Atlas and its Subsidiaries are insured against such losses and risks and in such amounts as Atlas believes in its sole discretion to be prudent for its businesses. Atlas does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.16 Registration Rights. Neither the execution of this Agreement nor the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of Atlas, other than pursuant to the Registration Rights Agreement.

Section 3.17 No Side Agreements. Except for (a) the confidentiality agreements entered into by and between any Purchaser and Atlas and (b) any total return swap arrangements, as contemplated by Section 6.03(d), there are no other agreements by, among or between Atlas or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties. Notwithstanding the foregoing, certain Purchasers may have pre-existing affiliations with the Placement Agent.

Section 3.18 Acknowledgment Regarding Purchase of Purchased Units. Atlas acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at Atlas’s request and Atlas has concluded that such participation is in Atlas’s best interest and is consistent with Atlas’s objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser. Other than those Purchasers who are affiliates (as such term is defined in rules under the Securities Act) of Atlas, Atlas further acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of Atlas (or in any similar capacity) with respect to this Agreement or the other Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of Purchased Units. Atlas further represents to each Purchaser that Atlas’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by Atlas and its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to Atlas with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.01 Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02 No Breach. The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03 Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser represents and warrants are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees that it may do so only (a)(i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) if no stop-transfer instructions will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party provided that such transactions are exempt from registration under the Securities Act.

Section 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, Atlas that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05 Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Atlas SEC Documents, (b) had access to information regarding the Acquisition and its potential effect on Atlas’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Atlas regarding such matters.

Section 4.06 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Atlas in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection with the foregoing, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Atlas will not be liable for any such fees or commissions. Such Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless Atlas from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.08 Legend. The Purchased Units shall not be evidenced by physical certificates. If any physical certificates are issued, it is understood that the certificates evidencing the Purchased Units initially will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged (except in connection with a bona fide margin account or other loan or financing arrangement secured by these securities) or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

For the avoidance of doubt, the Purchased Units may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by such Purchased Units and such pledge shall not be deemed to be a transfer, sale or assignment of such Purchased Units, and no buyer effecting such a pledge shall be required to provide Atlas with any notice thereof or otherwise make any delivery to Atlas pursuant to this Agreement or any other Basic Document.

Further, for the avoidance of doubt, Atlas acknowledges and agrees that any Purchaser holding Purchased Units as a hedge to a total return swap transaction may rely on Rule 144 in the sale, assignment or transfer of such Purchased Units pursuant to the termination or unwind of such total return swap transaction.

Section 4.09 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it between the time it first began discussions with Atlas or the Placement Agent about the transactions contemplated by this Agreement and the date hereof other than in accordance with applicable federal securities laws; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the unit participating in this transaction (the “Participating Unit”) so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas by the Participating Unit.

Section 4.10 No Side Agreements. Except for (a) the confidentiality agreements entered into by and between any Purchaser and Atlas and (b) any total return swap arrangements, as contemplated by Section 6.03(d), there are no other agreements by, among or between Atlas or its Affiliates, on the one hand, and such Purchaser (other than any Purchaser party to a total return swap) or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties. Notwithstanding the foregoing, certain Purchasers may have pre-existing affiliations with the Placement Agent.

Section 4.11 Receipt of Information. The Purchaser (a) has carefully reviewed the Atlas SEC Documents and has been furnished with all other materials that it considers relevant to an investment in the Purchased Units, has had a full opportunity to ask questions of and receive answers from Atlas or any person or persons acting on behalf of Atlas concerning the terms and conditions of an investment in the Purchased Units; (b) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Purchased Units and Atlas; (c) is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agent, except for the statements, representations and warranties contained in this Agreement, the Registration Rights Agreement and the Atlas SEC Documents, and the Purchaser is not relying on, and has not relied upon, the Placement Agent for any investigation into, assessment of, or evaluation with respect to the Purchased Units and/or Atlas; and (d) has made all decisions in connection with the offer and sale of the Purchased Units as the result of arm’s-length negotiations.

ARTICLE V

COVENANTS

Section 5.01 Anti-dilution Protection. The Purchased Units are subject to the anti-dilution provisions set forth in the Limited Partnership Agreement, as amended by the Certificate of Designation, a form of which is attached hereto as Exhibit D.

Section 5.02 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Units underlying the Class D Units acquired hereunder by the Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas by the Participating Unit.

Section 5.03 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Atlas and each Purchaser will, and Atlas shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or Atlas, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.04 Non-Disclosure; Interim Public Filings. Atlas shall, on or before 5:30 p.m., New York time, on the first Business Day following execution of this Agreement, issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated herein and in the other Basic Documents. Before 8:30 a.m., New York time, on the first Business Day following the Closing Date, Atlas shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the other Basic Documents, in the form required by the Exchange Act. Thereafter, Atlas shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated hereby. Notwithstanding the foregoing, Atlas shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement as filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence above. Atlas shall not, and shall cause each of its respective Representatives not to, provide any Purchaser with any material non-public information regarding Atlas from and after the issuance of the above-referenced press release without the express written consent of such Purchaser.

Section 5.05 Use of Proceeds. Atlas intends to use the net proceeds from the sale of the Purchased Units to partially finance the Acquisition.

Section 5.06 Tax Information. Atlas shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Units.

Section 5.07 No Other Listed Class of Securities. On the Closing Date, Atlas will not have any class of securities that is traded on an exchange or an established securities market other than the Common Units.

Section 5.08 NYSE Listing of Common Units. Promptly following the Closing Date, Atlas will submit an additional listing application to The New York Stock Exchange with respect to the Common Units underlying the Purchased Units. Atlas will maintain the listing of the currently outstanding Common Units on the New York Stock Exchange and, once the Common Units underlying the Purchased Units are listed on the New York Stock Exchange, will maintain such listing.

Section 5.09 Adoption of Certificate of Designation. On or before the Closing Date, Atlas will adopt the Certificate of Designation in substantially the same form as attached hereto as Exhibit D.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) Atlas shall have consummated the Acquisition substantially on the terms set forth in the Acquisition Agreement executed on the date hereof (without giving effect to the waiver of any material conditions by Atlas thereunder).

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Atlas shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Atlas on or prior to the Closing Date;

(ii) the representations and warranties of Atlas contained in this Agreement that are qualified by materiality or Atlas Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) since the date of this Agreement, no Atlas Material Adverse Effect or Acquisition Material Adverse Effect shall have occurred and be continuing;

(iv) No notice of delisting from The New York Stock Exchange shall have been received by Atlas with respect to the Common Units;

(v) Atlas shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Atlas’s closing deliveries described in Section 6.02 of this Agreement; and

(vi) Atlas shall have raised or borrowed an amount that, when combined with the Net Proceeds, is sufficient for Atlas to complete the Acquisition.

(vii) a minimum of $100 million has been delivered to the escrow account established under the Escrow Agreement by the Purchasers and not withdrawn and at least such minimum amount has been released to Atlas from such escrow account on the Closing Date.

(c) Atlas’s Conditions. The obligation of Atlas to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by Atlas in writing, in whole or in part, to the extent permitted by applicable Law):

(i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) the funds escrowed pursuant to the Escrow Agreement shall have been released to Atlas;

(iv) each Purchaser shall have delivered, or caused to be delivered, to Atlas at the Closing, such Purchaser’s closing deliveries described in Section 6.03 of this Agreement.

Section 6.02 Atlas Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Atlas will deliver, or cause to be delivered, to each Purchaser:

(a) a statement from Atlas’s transfer agent for the Class D Units evidencing book entry positions in the names of each of the Purchasers for the number of Purchased Units set forth opposite such Purchaser’s name on Schedule 2.01 hereto, free and clear of any Liens, encumbrances or interests of any other party;

(b) a General Partner’s Certificate in substantially the form attached to this Agreement as Exhibit A;

(c) an opinion addressed to the Purchasers from outside legal counsel to Atlas in substantially the form attached to this Agreement as Exhibit B;

(d) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by Atlas; and

(e) a certificate of the Secretary of Atlas, dated as of the Closing Date, as to certain matters.

Section 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to Atlas:

(a) notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement in respect of such Purchaser to the Atlas;

(b) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by such Purchaser;

(c) an Officer’s Certificate in form and substance reasonably satisfactory to Atlas; and

(d) with respect to any Purchaser effecting a total return swap, a letter from such Purchaser regarding certain tax withholding matters in a form reasonably acceptable to Atlas, if Atlas determines that it is necessary to obtain such a letter.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01 Indemnification by Atlas. Atlas agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to (i) any actual or proposed use by Atlas of the proceeds of any sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of Atlas contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Atlas and its Representatives (collectively, “Atlas Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein.

Section 7.03 Indemnification Procedure. Promptly after any Atlas Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

Article VIII

MISCELLANEOUS

Section 8.01 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Atlas has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of Atlas unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02 Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Purchased Units for a period of one year, with the exception the that representations and warranties set forth in Sections 3.01, 3.02, 3.06(b), 3.07, 3.12 and Section 4.01 shall survive perpetually. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Atlas and the Purchasers pursuant to Section 3.13, Section 4.07 and Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Atlas from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Atlas, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws.

(c) Assignment of Rights. Each Purchaser may assign all or any portion of its rights, subject to an express assumption of each of the obligations under this Agreement, without the consent of Atlas (i) to any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of Atlas (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Schedule 2.01 shall be revised to reflect the actual Purchasers and allocations at the Closing.

Section 8.05 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 8.06 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of Atlas shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until Atlas issues the press release contemplated by Section 5.04.

Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses set forth on the signature pages hereof or to such other address as Atlas or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.08 Removal of Legend. Atlas shall remove the legend described in Section 4.08 from any certificates evidencing the Purchased Units, or such similar restrictive legend attached to the book-entry position evidencing the Purchased Units held by the transfer agent of Atlas, at the request of a Purchaser submitting to Atlas such documentation as may be reasonably requested by Atlas or required by its transfer agent, unless Atlas, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that Atlas shall provide an opinion of counsel to the transfer agent at no cost to the Purchaser (if such an opinion can be given in light of the facts of the situation), and the Purchaser shall not be required to provide an opinion, in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 under the Securities Act or an effective registration statement, in which case Atlas shall cooperate with such Purchaser to effect removal of such legend. Subject to the Limited Partnership Agreement, the legend described in Section 4.08 shall be removed and Atlas shall issue a certificate without such legend to the holder of Purchased Units, or shall instruct the transfer agent to remove such legend from the book-entry position evidencing the Purchased Units, if, unless otherwise required by state securities Laws, (i) such Purchased Units are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Atlas with an opinion of a law firm reasonably acceptable to Atlas, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Units may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides Atlas with reasonable assurance that such Purchased Units can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act. Atlas shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 8.08. For the avoidance of doubt, Atlas acknowledges and agrees that any Purchaser holding Purchased Units as a hedge to a total return swap transaction may rely on Rule 144 in the sale, assignment or transfer of such Purchased Units pursuant to the termination or unwind of such total return swap transaction, and Atlas agrees that, as provided in the first sentence of this Section 8.08, Atlas will not require an opinion of counsel from the Purchaser in connection with such transaction.

Section 8.09 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Atlas or a Purchaser set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.10 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.12 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing by (i) any Purchaser, with respect to itself, (ii) with the written consent of the Purchasers entitled to purchase a majority of the Purchased Units based on their Commitment Amounts, or (iii) by Atlas, in each case, (A) if any representation or warranty of any other Party set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of any other Party set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”) if such Terminating Breach would cause the conditions to a terminating Party’s obligations not to be satisfied and such Terminating Breach is not cured within 20 days after written notice from a terminating Party.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i) if the Closing shall not have occurred on or before the outside termination date specified in the Acquisition Agreement;

(ii) if the Acquisition has not closed by August 15, 2013; or

(iii) if a Law shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal, in each case including the consummation of the transactions contemplated by the Acquisition.

(c) In the event of the termination of this Agreement as provided in Section 8.12(a) or Section 8.12(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of Atlas; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.13 Recapitalization, Exchanges, Etc. Affecting the Purchased Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Atlas or any successor or assign of Atlas (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Common Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 8.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, limited partnership, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Atlas or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Atlas or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and Atlas under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

Address for notices:	Atlas Pipeline Partners, L.P.
1000 Commerce Dr., Suite 400
Pittsburg, PA 15275
	Fax:	412-262-2820
	Attn:	Robert W. Karlovich, III

With copies to:	Jones Day
717 Texas Ave., Suite 3300
Houston, TX 77002
	Fax:	832-239-3600
	Attn:	Jeffrey A. Schlegal
Darrell W. Taylor

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

[Purchaser]

By:
Name:
Title:

Signature Page to Purchase Agreement

EXHIBIT A

FORM OF GENERAL PARTNER’S CERTIFICATE

ATLAS PIPELINE PARTNERS, L.P.

General Partner’s Certificate

Pursuant to Section 6.02(b) of the Class D Preferred Unit Purchase Agreement, dated as of April __, 2013 (the “Agreement”), by and among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline Partners”), and each of the purchasers listed on Schedule 2.01 to the Agreement (a “Purchaser” and, collectively, the “Purchasers”), the undersigned hereby certifies on behalf of Atlas Pipeline Partners, as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Agreement):

(A) Atlas Pipeline Partners has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by Atlas Pipeline Partners on or prior to the date hereof.

(B) The representations and warranties of Atlas Pipeline Partners contained in the Agreement that are qualified by materiality or Atlas Material Adverse Effect are true and correct as of the date of the Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

(C) Since the date of the Agreement, no Atlas Material Adverse Effect has occurred and is continuing.

Dated: , 2013	ATLAS PIPELINE PARTNERS GP, LLC

By:
Name:
Title:

EXHIBIT B

FORM OF LEGAL OPINION

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Class D Preferred Unit Purchase Agreement dated as of November 30, 2012 (the “Agreement”). Atlas Pipeline Partners shall furnish to the Purchasers at the Closing an opinion of counsel for Atlas Pipeline Partners, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, stating that:

(i) Each of Atlas and the Subsidiaries (i) is a corporation, limited partnership, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of organization; (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have an Atlas Material Adverse Effect; and (iii) each of Atlas and the Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company, limited partnership, partnership or corporation, as applicable, and is authorized to do business in the jurisdictions listed in Annex A hereto.

(ii) As of the date hereof, and prior to the sale and issuance of the Purchased Units, the issued and outstanding limited partnership interests of Atlas consist of [            ] Common Units and Incentive Distribution rights. All of the outstanding Common Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Limited Partnership Agreement and are fully paid (to the extent required under the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act ).

(iii) To our knowledge, except as described in the Atlas SEC Documents filed prior to the date hereof, except for options granted pursuant to Atlas’s existing Long-Term Incentive Plan or other existing compensation arrangements, or as contemplated by the Purchase Agreement, Atlas has no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas or any of its Subsidiaries to issue, transfer or sell any limited partnership interests or other equity interests in Atlas or any of its Subsidiaries or securities convertible into or exchangeable for such limited partnership interests or other equity interests, (ii) obligations of Atlas or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partnership interests or other equity interests in Atlas or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas or any of its Subsidiaries.

(iv) All of the issued and outstanding equity interests of each of Atlas’s Subsidiaries (other than Atlas Pipeline Mid-Continent WestTex, LLC, Atlas Pipeline Mid-Continent WestOk, LLC, Centrahoma Processing, LLC, T2 LaSalle Gathering Company LLC,

T2 Eagle Ford Gathering Company LLC and T2 EF Cogeneration Holdings LLC and each of their respective Subsidiaries) are owned, directly or indirectly, by Atlas free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Atlas or any of its Subsidiaries as debtors is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to us without independent investigation, other than those created under applicable Law and (C) except for such Liens as may be imposed under Atlas’s or its Subsidiaries’ credit facilities, and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by the organizational documents of Atlas’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by matters described in Section 17-607 of the Delaware LP Act or the organizational documents of Atlas’s Subsidiaries, as applicable) and free of preemptive rights, and, to our knowledge, except as disclosed in the Atlas SEC Documents, neither Atlas nor any of the Subsidiaries owns any shares of capital stock or other securities of, or interests in, any other Person or is obligated to make any capital contribution to or other investment in any other Person.

(v) The Purchased Units and the limited partner interests represented thereby, and the Common Units issuable upon conversion of the Purchased Units in accordance with the terms of the Class D Units as reflected in the Certificate of Designation, have been duly authorized by Atlas pursuant to the Limited Partnership Agreement, as amended by the Certificate of Designation, and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restriction on transfer, other than restrictions on transfer under the Limited Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(vi) None of the offering, issuance and sale by Atlas of the Purchased Units or the execution, delivery and performance of the Basic Documents by Atlas (A) constitutes or will constitute a violation of Atlas’s Certificate of Limited Partnership or Limited Partnership Agreement, as amended by the Certificate of Designation, or any organizational documents of any of Atlas’s Subsidiaries, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the Atlas SEC Documents, or (C) will result in a breach or violation (and, to our knowledge, no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any Lien upon any Property of Atlas or its Subsidiaries pursuant to (i) any agreement, lease or other instrument known to us (excluding any agreement filed as an exhibit to the Atlas SEC Documents) or (ii) to our knowledge, any order, judgment, decree or injunction of any federal or Delaware court or government agency or body directed to any of Atlas or the Subsidiaries or any of their respective Properties in a proceeding to which any of them or such Property is a party, or (D) results or will result in any violation of the Delaware LP Act, the Laws of the State of New York or U.S. federal Law, which in the case of clause (B), (C) or (D) of this paragraph (vi) would be reasonably expected to have an Atlas Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

(vii) Each of the Basic Documents to which Atlas is a party has been duly authorized and validly executed and delivered on behalf of Atlas, and is enforceable against Atlas in accordance with its respective terms.

(viii) Except as contemplated in the Agreement or as required by the Commission in connection with Atlas’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have an Atlas Material Adverse Effect or those that have been obtained or may be required under the state securities or “blue sky” laws, as to which we do not express any opinion.

(ix) Atlas is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Agreement, the issuance and sale of the Purchased Units pursuant to the Agreement are exempt from registration requirements of the Securities Act of 1933, as amended.

(xi) None of the offering, issuance and sale by Atlas of the Purchased Units or the execution, delivery and performance of the Basic Documents by Atlas gives rise to any rights for or relating to the registration of any securities of Atlas, other than pursuant to the Registration Rights Agreement.

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

ATLAS PIPELINE PARTNERS, L.P.

and

THE PURCHASERS NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [    ], 2013, by and among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas”), and each of the Purchasers set forth in Exhibit A (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of Convertible Class D Preferred Units pursuant to the Class D Preferred Unit Purchase Agreement, dated as of April 16, 2013, by and among Atlas and the Purchasers (the “Purchase Agreement”);

WHEREAS, Atlas has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and Atlas under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Atlas” has the meaning specified therefor in the introductory paragraph.

“Business Combination Event” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Certificate of Designation” means the Certificate of Designation of the powers, preferences and relative, participating, optional, and other special rights and qualifications, limitations and restrictions thereof of Class D Preferred Units of Atlas Pipeline Partners, L.P., dated as of [    ], 2013.

“Closing Date” has the meaning specified therefor in the Purchase Agreement.

“Common Unit Price” means the volume-weighted average closing price of the Common Units on the principal market on which the Common Units are then traded during the ten (10) Trading Days prior to the date of measurement.

“Common Units” means common units representing limited partnership interests of Atlas.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“File Date” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Holder” means a holder, directly or indirectly, including pursuant to a total return swap or similar transaction, of any Registrable Securities; provided, however, that no indirect holder shall be deemed to be a Holder unless and until the record holder and such indirect holder provide notice to Atlas that such indirect holder shall be deemed to be the Holder for purposes hereof.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $30.411 times the number of Purchased Units purchased by such Purchaser.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Mandatory Conversion Date” has the meaning specified in Section 2 of the Certificate of Designation.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Partnership Optional Conversion Date” has the meaning specified therefor in Section 8(a) of the Certificate of Designation.

“Preferred Units” means convertible Class D Preferred Units representing limited partnership interests of Atlas, as described in the Limited Partnership Agreement of Atlas, as amended by the Certificate of Designation, and issued pursuant to the transactions contemplated by the Purchase Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

[1]	This dollar amount will adjust to be equal to the “Class D Unit Price,” as defined in the Purchase Agreement.

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“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Purchaser Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.

“Registrable Securities” means: (i) the Common Units issuable upon the conversion of the Preferred Units and (ii) any Common Units issued as Liquidated Damages pursuant to this Agreement, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof; provided, however, that for purposes of calculating any Liquidated Damages under Section 2.01(a)(ii) of this Agreement, “Registrable Securities” includes only Common Units then currently issued and outstanding.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) one year after the Closing Date; (d) such Registrable Security is held by Atlas or one of its Subsidiaries; or (e) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities (but shall not include any such sale or transfer pursuant to a total return swap or similar transaction with respect to such Registrable Security).

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ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Registration.

(i) Deadline To File and Go Effective. As soon as practicable following the earlier to occur of the Partnership Optional Conversion Date or the Mandatory Conversion Date, but in any event prior to the date that is 90 days after the earlier to occur of the Partnership Optional Conversion Date or the Mandatory Conversion Date (the “File Date”), Atlas shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), with respect to all of the Registrable Securities (the “Registration Statement”). With respect to any Registrable Securities owned by a Holder indirectly pursuant to a total return swap or similar transaction, if required under the Securities Act or other applicable law to permit the registration of such Registrable Securities under such Registration Statement, (x) such Holder agrees to unwind such total return swap or similar transaction to the reasonable satisfaction of Atlas or (y) to forego the registration of such Registrable Securities pursuant to such Registration Statement and, in such case, the Registrable Securities of such Holder shall cease to be Registrable Securities for purposes of this Agreement. Atlas shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than the date that is 180 days following the earlier to occur of the Partnership Optional Conversion Date or the Mandatory Conversion Date (the “Target Effective Date”). A Registration Statement filed pursuant to this Section 2.01 shall be on such registration form of the Commission as is permissible under the Securities Act. Atlas will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers and (ii) one year following the earlier to occur of the Partnership Optional Conversion Date or the Mandatory Conversion Date (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Failure To Go Effective. If the Registration Statement required by Section 2.01 is not effective by the Target Effective Date, then each Purchaser shall be entitled to a payment with respect to such Purchaser’s Registrable Securities, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 30 days following the Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30 day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days of the end of each such 30-day period. Liquidated Damages for any period of less than 30 days shall be prorated by multiplying Liquidated Damages to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which Liquidated Damages are owed, and the denominator of which is 30. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if Atlas certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of Atlas’s or Atlas’s Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the Atlas SEC Documents, then Atlas

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may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, Atlas shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Common Units (as reported by The New York Stock Exchange or the principal securities market on which the Common Units are then traded) for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due. Any obligation of Atlas to pay Liquidated Damages (other than Liquidated Damages owing but not yet paid) to a Purchaser shall cease one year following the earlier to occur of the Partnership Optional Conversion Date or the Mandatory Conversion Date. As soon as practicable following the date that the Registration Statement or any post-effective amendment thereto becomes effective, but in any event within two Business Days of such date, Atlas shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.

(iii) Waiver of Liquidated Damages. If Atlas is unable to cause a Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Atlas may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the Holders of at least 75% of the then outstanding Registrable Securities in their sole discretion.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Atlas may, upon written notice to all of the Selling Holders whose Registrable Securities are included in the Registration Statement, suspend such Selling Holders’ use of any prospectus which is a part of the Registration Statement (in which event each such Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities), if (i) Atlas is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Atlas determines in good faith that Atlas’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement, (ii) Atlas has completed an acquisition, merger or other business combination transaction that would require the preparation and filing with the SEC of financial statements pursuant to Rule 3-05 of Regulation S-X promulgated by the SEC (or a successor regulation) (a “Business Combination Event”), or (iii) Atlas has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of Atlas, would materially adversely affect Atlas; provided, however, in no event shall such Selling Holders be suspended under clauses (i) or (iii) of this Section 2.01(b) from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Atlas shall (A) provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, (B) promptly terminate any suspension of sales it has put into effect and (C) take such other actions to permit sales of Registrable Securities as contemplated in this Agreement.

(c) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result

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of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and effective but, during the Effectiveness Period, except as a result of a Business Combination Event, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within a reasonable period of time by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act and the Holders are not then permitted to sell the Registrable Securities without restriction under Rule 144, then, until the suspension is lifted, a post-effective amendment, supplement or report is filed with the Commission and effective, or the Holders are permitted to sell the Registrable Securities without restriction under Rule 144, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and effective, if applicable, Atlas shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(b) of this Agreement or (y) the date after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted or that a post-effective amendment is effective is delivered to the Holders pursuant to Section 3.01 of this Agreement.

Section 2.02 Piggyback Rights.

(a) Participation. If at any time during the Effectiveness Period Atlas proposes to file (i) a shelf registration statement other than the Registration Statement (in which event Atlas covenants and agrees to include thereon a description of the transaction under which the Purchasers acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each such case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person (but excluding, in each such case, any offering of Common Units for the purpose of providing funds for, or otherwise in connection with, the acquisition by Atlas, Atlas Pipeline Mid-Continent Holdings, LLC or their affiliates of TEAK Midstream, L.L.C.) then as soon as practicable but not less than three Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then Atlas shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Common Units (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Atlas has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the amount, price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice

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shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Atlas shall determine for any reason not to undertake or to delay such Underwritten Offering, Atlas may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Atlas of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall be suspended when such Holder (together with any Affiliates of such Holder) holds, directly or indirectly, including pursuant to a total return swap or similar transaction, less than $15 million, in aggregate, of Registrable Securities, based on the Common Unit Price. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to Atlas requesting that such Holder not receive notice from Atlas of any proposed Underwritten Offering; provided, that such Holder may later revoke any such notice. Any Holder that owns Registrable Securities indirectly through a total return swap or similar transaction at the time of receipt of notice of a proposed Underwritten Offering pursuant to this Section 2.02(a) shall be eligible to participate in an Underwritten Offering as set forth in this Section 2.02(a); provided, that, to the extent required under the Securities Act or other applicable law to permit such participation, such Holder agrees to unwind such total return swap or similar transaction to the reasonable satisfaction of Atlas in a manner to allow such Holder to sell any Registrable Securities subject to such total return swap or similar transaction in such Underwritten Offering, free and clear of all liens, encumbrances, equities or claims.

(b) Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Atlas, or Atlas reasonably determines, that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the amount, price, timing or distribution of the Common Units offered or the market for the Common Units, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Atlas, or Atlas reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to Atlas, and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders participating in the Underwritten Offering. All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating.

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Section 2.03 Underwritten Offering.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively holding, directly or indirectly, including pursuant to a total return swap or similar transaction, $40 million or more of Registrable Securities, based on the Common Unit Price, elect to dispose of Registrable Securities under the Registration Statement pursuant to an Underwritten Offering, Atlas shall retain underwriters, effect such sale though an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08 and take all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities. Atlas management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering are reasonably expected to exceed $40 million.

(b) Limitation on Underwritten Offerings. In connection with any and all rights granted hereunder to the Holders to cause Atlas to engage underwriters to conduct an Underwritten Offering on behalf of the Holders, in no event shall Atlas be required to do more than an aggregate of two such Underwritten Offerings.

(c) General Procedures. In connection with any Underwritten Offering under this Agreement, Atlas shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Atlas shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Atlas to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Atlas or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Atlas and the Managing Underwriter; provided, however, that such withdrawal must be made at a time up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect Atlas’s obligation to pay Registration Expenses.

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Section 2.04 Sale Procedures. In connection with its obligations under this Article II, Atlas will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and any other registration statement contemplated by this Agreement or any supplement or amendment thereto as may be necessary to cause the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto to be effective and to keep the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto effective for the Effectiveness Period (or such period as is necessary to allow the sale of all Registrable Securities registered pursuant to a registration statement contemplated by Section 2.02 or 2.03 hereof) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Atlas will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the

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Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Atlas of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Atlas agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Atlas dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Atlas’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

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(i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Atlas personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Atlas need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Atlas satisfactory to Atlas (including any confidentiality agreement referenced in Section 8.06 of the Purchase Agreement);

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Atlas are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Atlas to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(n) If any Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Purchaser Underwriter Registration Statement”), then during the Effectiveness Period, Atlas will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to Atlas and satisfy its obligations in respect thereof. In addition, during the Effectiveness Period, at any Purchaser’s request, Atlas will furnish to such Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (i) a letter, dated such date, from Atlas’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, (ii) an opinion, dated as of such date, of counsel representing Atlas for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser and (iii) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Atlas addressed to such Purchaser; provided, however, that with respect to any Underwritten Offering, Atlas’s obligations with respect to this Section 2.04(n) shall be limited to one time, with an additional bring down request within 30 days of the date of such documents. Atlas will also permit one legal counsel to such Purchaser(s) to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter

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Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects;

(o) Each Selling Holder, upon receipt of notice from Atlas of the happening of any event of the kind described in Section 2.04(e) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e) of this Agreement or until it is advised in writing by Atlas that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Atlas, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Atlas (at Atlas’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(p) If requested by a Purchaser, Atlas shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement; and

(q) Include in the plan of distribution section of a registrations statement the following language with respect to the selling unitholders:

“The selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling unitholders or borrowed from the selling unitholders or others to settle those sales or to close out any related open borrowings of Units, and may use securities received from the selling unitholders in settlement of those derivatives to close out any related open borrowings of Units.”

Section 2.05 Cooperation by Holders. Atlas shall have no obligation to include in the Registration Statement Registrable Securities of a Holder, or in an Underwritten Offering

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pursuant to Section 2.02 Registrable Securities of a Selling Holder, who has failed to timely furnish such information that Atlas determines, after consultation with counsel, is reasonably required to be furnished or conformed in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Closing Date, each Holder of Registrable Securities agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering of equity securities by Atlas (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other Unitholder of Atlas on whom a restriction is imposed in connection with such public offering.

Section 2.07 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Atlas’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of one counsel to the Holders and independent public accountants for Atlas, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts, selling commissions and fees of underwriters’ counsel allocable to the sale of the Registrable Securities.

(b) Expenses. Atlas will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.08 hereof, Atlas shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.08 Indemnification.

(a) By Atlas. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Atlas will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers (collectively, the “Selling Holder Indemnified Persons”),

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against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Atlas’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Atlas will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Atlas, its directors and officers, and each Person, if any, who controls Atlas within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Atlas to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the

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indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

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Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Atlas agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Atlas available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Atlas under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Atlas, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Atlas to register Registrable Securities granted to the Purchasers by Atlas under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or by total return swap or similar transaction; provided, however, that, except with respect to a total return swap or similar transaction, for any such assignment to be effective, (a) such transferee or assignee must be an Affiliate of such Purchaser or another Purchaser, (b) Atlas must be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) such transferee or assignee must assume in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Atlas shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, (i) enter into any agreement with any current or future holder of any securities of Atlas that would allow such current or future holder to require Atlas to include securities in any registration statement filed by Atlas on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder or (ii) grant registration rights to any other Person that would be superior to the Purchasers’ registration rights hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to Atlas, to the address set forth on its signature page;

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(b) if to a Purchaser, to the address set forth on Exhibit A; and

(c) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 hereof.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Aggregation of Purchased Units. All Preferred Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Atlas or any successor or assign of Atlas (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05 Change of Control. Atlas shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Atlas set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Atlas and the Holders of at least 75% of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.

By: Atlas Pipeline Partners GP, LLC,
its general partner

By:
		Name:	Robert W. Karlovich, III
		Title:	Chief Financial Officer

Address for notices:	Atlas Pipeline Partners, L.P.
1000 Commerce Dr., Suite 410
Pittsburg, PA 15275
	Fax:	412-262-2820
	Attn:	Robert W. Karlovich, III

With copies to:	Jones Day
717 Texas Ave., Suite 3300
Houston, TX 77002
	Fax:	832-239-3600
	Attn:	Jeffrey A. Schlegal
Darrell W. Taylor

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

[Purchaser]

By:
Name:
Title:

EXHIBIT D

FORM OF

CERTIFICATE OF DESIGNATION OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL, AND OTHER SPECIAL RIGHTS AND

QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

OF

CLASS D CONVERTIBLE PREFERRED UNITS

ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and its Limited Partnership Agreement, does hereby state and certify that, pursuant to the authority expressly vested in ATLAS PIPELINE PARTNERS GP, LLC, its general partner (the “General Partner”), the General Partner duly adopted the following resolution, which remains in full force and effect as of the date hereof:

RESOLVED, that the Certificate of Designation of the Class D Convertible Preferred Units of the Partnership dated as of [    ], 2013 (this “Certificate of Designation”) be and hereby is adopted as follows:

1. Designation. There is hereby created a series of units designated as the “Class D Convertible Preferred Units” (the “Preferred Units”). The number of Preferred Units shall be [    ] and the face value of each Preferred Unit shall be the Execution Date Unit Price (the “Face Value”).

2. Definitions. For purposes of this Certificate of Designation, the following terms have the meanings ascribed to them below. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Limited Partnership Agreement.

“Annualized Preferred Yield” means the calculation of (x) the then current distribution amount per Quarter per Common Unit multiplied by four (4), divided by the Distribution VWAP, plus (y):

(i) 0.50% with respect to the first and second full Quarters following issuance of the Preferred Units and the partial Quarter immediately following issuance of the Preferred Units (which partial Quarter will be the Quarter ending June 30, 2013 and with the distribution for such partial Quarter apportioned for the number of days in such partial Quarter that the Preferred Units are outstanding);

(ii) 1.00% with respect to the third and fourth full Quarters following issuance of the Preferred Units;

(iii) 1.50% with respect to the fifth and sixth full Quarters following issuance of the Preferred Units; and

(iv) 2.00% with respect to each Quarter thereafter.

“Certificate of Designation” has the meaning assigned to it in the recitals hereof.

“Conversion Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner or the Partnership to act as conversion agent for the Preferred Units; provided, that if no Conversion Agent is specifically designated for the Preferred Units, the General Partner shall act in such capacity.

“Conversion Rate” has the meaning assigned to it in Section 7 hereof.

“Distribution Payment Date” has the meaning assigned to it in Section 3 hereof.

“Distribution Rate” means, for each Preferred Unit, an amount equal to (a) the Premium Preferred Distribution, multiplied by (b) the number of Common Units into which the Preferred Unit is convertible on the applicable Record Date.

“Distribution VWAP” for any particular distribution means the volume-weighted average closing price of the Common Units on the principal market on which the Common Units are then traded during the ten (10) Trading Days prior to the Record Date establishing the Common Units entitled to receive such distribution.

“Execution Date Unit Price” means $[            ].

“Expiration Date” has the meaning assigned to it in Section 9(d) hereof.

“Ex-distribution Date” is the first date upon which a sale of Common Units that will settle regular way (T+3) will not transfer the right to receive the relevant issuance or distribution from the seller of Common Units to its buyer.

“Face Value” has the meaning assigned to it in Section 1 hereof.

“Fair Market Value” of property means the amount that a willing buyer would pay a willing seller in an arm’s-length transaction of such property, unless otherwise stated, as determined in good faith by the Partnership.

“General Partner” has the meaning assigned to it in the recitals hereof.

“Holder” means the Person in whose name Preferred Units are registered, which the Partnership and the Conversion Agent shall deem to be the owner of such Preferred Units for the purpose of making distributions on, and settling conversions of, as well as for other purposes relating to, such Preferred Units.

“Junior Units” means interests in the Partnership that, with respect to distributions on such interests and distributions upon liquidation of the Partnership, rank junior to the Preferred Units, including but not limited to the Common Units. “Junior Units” do not include Incentive Distribution Rights.

“Limited Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 9, 2004, as amended from time to time.

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“Liquidation Value” has the meaning assigned to it in Section 4 hereof.

“Mandatory Conversion Date” means [                    ], 2015.

“Market Disruption Event” means the occurrence or existence for more than one-half hour in the aggregate on any Scheduled Trading Day for the Common Units of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) or quoting, if applicable, in the Common Units or in any options, contracts or future contracts relating to the Common Units and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Officer” means any of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the General Partner.

“Partnership” has the meaning assigned to it in the recitals hereof.

“Partnership Optional Conversion Date” has the meaning assigned to it in Section 8(a) hereof.

“Preferred PIK Distributions” has the meaning assigned to it in Section 3 hereof.

“Preferred Cash Distributions” has the meaning assigned to it in Section 3 hereof.

“Preferred Distributions” has the meaning assigned to it in Section 3 hereof.

“Premium Preferred Distribution” means the product of the Annualized Preferred Yield multiplied by the VWAP Factor.

“Purchase Agreement” has the meaning assigned to it in Section 5 hereof.

“Record Date” means (i) with respect to distributions on Common Units or Preferred Units, the date established by the General Partner prior to any Distribution Payment Date on which a holder of Common Units or Preferred Units, as the case may be, must be a holder on the books of the Partnership to receive the applicable distribution, and (ii) with respect to any distribution on Common Units where, or other transaction or event in which, the holders of Common Units have the right to receive any cash, security or other property, or transaction or event in which Common Units are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Units entitled to receive such cash, securities or other property (whether such date is fixed by the General Partner or by statute, contract or otherwise). Such Record Date shall apply regardless of whether a particular Record Date is a Business Day.

“Reference Property” has the meaning assigned to it in Section 11(a) hereof.

“Reorganization Event” has the meaning assigned to it in Section 11(a) hereof.

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“Reorganization Event Conversion” has the meaning assigned to it in Section 10 hereof.

“Reorganization Event Conversion Date” has the meaning assigned to it in Section 10 hereof.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which Common Units are listed or admitted for trading or, if Common Units are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a Business Day.

“Spin-off” has the meaning assigned to it in Section 9(c) hereof.

“Tender Offer Valuation Period” has the meaning assigned to it in Section 9(c) hereof.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) (x) the New York Stock Exchange is open for trading, or, if the Common Units are not listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Units are listed is open for trading, (y) if the Common Units are not traded on a U.S. national or regional securities exchange but are quoted on the over-the-counter market by Pink OTC Markets Inc. or a similar organization, Pink OTC Markets Inc. or such similar organization, as applicable, is open for quoting or (z) if the Common Units are not traded on a U.S. national or regional securities exchange nor quoted by Pink OTC Markets Inc. or a similar organization, such day is a Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system or, if applicable, regular quoting on the relevant quotation system.

“Valuation Period” has the meaning assigned to it in Section 9(c) hereof.

“Voting Stock” of any person as of any date means the equity interests of such person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

“VWAP Factor” means the Distribution VWAP divided by four (4).

3. Distributions; Allocations. With respect to the first four full Quarters following the date hereof, and the partial Quarter immediately following the date hereof (which partial Quarter will be the Quarter ending June 30, 2013), a Holder shall be entitled to receive on any Distribution Payment Date, distributions payable in a number of additional Preferred Units equal to (i) the Distribution Rate divided by the Distribution VWAP, multiplied by (ii) the number of Preferred Units held by such Holder prior to such distribution (the “Preferred PIK Distributions”). Thereafter, a Holder shall be entitled to receive on any Distribution Payment

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Date a distribution payable, in the sole discretion of the General Partner, (i) in cash in an amount equal to the Distribution Rate (“Preferred Cash Distributions”), (ii) in a number of additional Preferred Units equal to the Preferred PIK Distribution (the Preferred PIK Distribution, together with the Preferred Cash Distributions, the “Preferred Distributions”) or (iii) any combination of Preferred PIK Distributions and Preferred Cash Distributions that in the aggregate provides the Holder a distribution with a value in cash plus Preferred Units equal to the Distribution Rate, prior to any other distributions pursuant to Sections 6.4 or 6.5 of the Limited Partnership Agreement in respect of Junior Units. Preferred Distributions shall be paid in any Quarter on the same date as the distribution payment date for Common Units, and the Record Dates for distributions on the Preferred Units and Common Units shall be the same; provided, that if no distribution is paid with respect to the Common Units for any Quarter, the distribution payment date for the Preferred Units shall be set by the General Partner to be a date no later than the 45th day following the end of such Quarter (the date distributions are paid on the Preferred Units, as set forth above, a “Distribution Payment Date”). If the Partnership fails to pay in full any Preferred Distribution (or portion thereof), then (x) the General Partner shall cause the Partnership to pay such unpaid Preferred Distribution at such time and with such special Record Date as it may select and (y) the Partnership shall not be permitted to, and shall not, make any distributions in respect of any Junior Units unless and until all unpaid Preferred Distributions have been paid in full. No interest shall accrue or be paid with respect to any unpaid distribution to the Holders of Preferred Units.

4. Liquidation Value. In the event of any liquidation, dissolution or winding up of the Partnership or the sale or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Holders of the Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to unit holders, prior and in preference to any distribution of any assets of the Partnership to the holders of any other existing or subsequently created Junior Units, an amount equal to the Face Value per Preferred Unit plus all unpaid Preferred Distributions (collectively, the “Liquidation Value”). The foregoing shall not affect any rights which Holders of Preferred Units may have to monetary damages.

5. Issuance of Preferred Units. The Preferred Units shall be issued by the Partnership pursuant to a Class D Preferred Unit Purchase Agreement, dated as of April 16, 2013 (the “Purchase Agreement”), by and among the Partnership and the purchasers named therein.

6. Voting Rights. Except as provided herein or as a result of requirements imposed by Delaware law, the Preferred Units shall have no voting rights. The affirmative vote of at least 75% of the outstanding Preferred Units shall be necessary for repeal of this Certificate of Designation or the Certificate of Limited Partnership or Limited Partnership Agreement or any amendment to the Limited Partnership Agreement that may adversely affect any of the rights, preferences, obligations or privileges of the Preferred Units, except that no Holder of Preferred Units shall have any voting rights with respect to a Reorganization Event except to the extent it has converted any of its Preferred Units to Common Units at or prior to the Record Date for Common Units to vote or consent with respect to any Reorganization Event.

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7. Conversion.

(a) Each Preferred Unit, unless previously converted, shall automatically convert on the Mandatory Conversion Date into a number of Common Units equal to the Liquidation Value divided by the Execution Date Unit Price (the “Conversion Rate”), subject to adjustment pursuant to Section 9 hereof.

(b) The Partnership shall have the right to cause all, but not less than all, of the Preferred Units to convert into Common Units at the Conversion Rate at any time beginning one year following the date hereof, subject to adjustment pursuant to Section 9 hereof.

(c) If a Preferred Unit conversion shall occur before a Record Date for payment of a distribution on the Common Units in respect of any completed Quarter and the Preferred Units convert into additional Common Units (because of the increase in the Liquidation Value by virtue of the unpaid Preferred Distribution in respect of such completed Quarter), the additional Common Units issued in such conversion shall not receive the Common Unit distribution with respect to such completed Quarter.

8. Conversion Procedures.

(a) In order to exercise the right to convert Preferred Units prior to the Mandatory Conversion Date, the Partnership must:

(1) deliver to the Holders a “Notice of Partnership Optional Conversion” (attached as Exhibit A hereto) not later than 30 days prior to the Partnership Optional Conversion Date; and

(2) pay all transfer or similar taxes, if any, required under Section 8(b).

The date that the Notice of Partnership Optional Conversion is sent is the “Partnership Optional Conversion Date.”

(b) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of Common Units upon conversion of Preferred Units, other than the transfer taxes payable upon the issuance of Common Units upon conversion of Preferred Units in a name or names other than that of the Holder, which shall be paid by the converting Holder.

(c) Effective immediately prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date or Partnership Optional Conversion Date, distributions on the converted Preferred Units shall cease to accrue and the converted Preferred Units shall cease to be outstanding, in each case subject to the right of Holders of such converted Preferred Units to receive the consideration issuable upon conversion which they are entitled to pursuant to Section 7 hereof.

(d) As of 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date or Partnership Optional Conversion Date, as applicable, the issuance by the Partnership of Common Units upon conversion of Preferred Units shall become effective and the

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Person entitled to receive such Common Units shall be treated for all purposes as the record holder or holders of such Common Units. Prior to 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date or Partnership Optional Conversion Date, as the case may be, the Common Units issuable upon conversion shall be deemed not outstanding for any purpose, and Holders of Preferred Units shall have no rights with respect to the Common Units issuable upon conversion by virtue of holding Preferred Units.

(e) In connection with the conversion of any Preferred Units, no fractional Common Units shall be issued to the converting Holders. In lieu of any fractional Common Units issuable to a Holder upon conversion, the Partnership shall pay or deliver, as applicable, to the converting Holder, at its option, either (i) a number of Common Units rounded up to the next whole number of units, or (ii) an amount in cash (computed to the nearest cent) equal to the product of the fractional Common Unit and the Closing Price of Common Units on the Trading Day immediately preceding the Mandatory Conversion Date or Partnership Optional Conversion Date, as applicable.

(f) If more than one Preferred Unit shall be surrendered for conversion at one time by or for the same Holder, the number of Common Units issuable upon conversion of those Preferred Units shall be computed on the basis of the aggregate number of Preferred Units so surrendered.

(g) (i) With respect to any conversion of Preferred Units prior to the Mandatory Conversion Date,

(1) promptly following the Partnership Optional Conversion Date, the Partnership shall instruct the Conversion Agent to deliver or cause to be delivered to the converting Holder confirmation by book entry of the whole number of Common Units issued upon conversion of such Preferred Units; and

(2) on the Business Day immediately following the Partnership Optional Conversion Date, the Partnership shall deliver or cause to be delivered to the converting Holder any cash payment for any fractional units that the Partnership is obligated to pay under Section 8(e).

(ii) With respect to the mandatory conversion of Preferred Units under Section 7(a),

(1) promptly following the Mandatory Conversion Date, the Partnership shall instruct the Conversion Agent to deliver or cause to be delivered to the converting Holder confirmation by book entry of the whole number of Common Units issued upon conversion of such Preferred Units, and

(2) on the Business Day immediately following the Mandatory Conversion Date, the Partnership shall deliver or cause to be delivered to the converting Holder any cash payment for any fractional units that the Partnership is obligated to pay under Section 8(e).

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9. Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Partnership in accordance with the provisions of this Section 9.

(a) If the Partnership issues Common Units as a distribution to all or substantially all holders of Common Units, or if the Partnership effects a split or combination of Common Units, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × OS1 / OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate in effect taking such event into account;

OS0 = the number of Common Units outstanding immediately prior to the effective time of the adjustment relating to such event; and

OS1 = the number of Common Units outstanding immediately after the effective time of the adjustment relating to such event (giving effect to such distribution, split or share combination, as applicable, as of such effective time).

Any adjustment made pursuant to this Section 9(a) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date or the effective date of such split or combination, as applicable. If any distribution of the type described in this Section 9(a) is not so paid or made, or the outstanding Common Units are not split or combined, as the case may be, the new Conversion Rate shall be immediately readjusted, effective as of the date the General Partner determines not to pay such distribution or to effect such split or combination, to the Conversion Rate that would then be in effect if such distribution, split or combination had not been announced.

(b) If the Partnership issues to all or substantially all holders of Common Units any rights, warrants, options or other securities entitling them to subscribe for or purchase Common Units, or if the Partnership issues to all holders of Common Units securities convertible into Common Units, in either case at an exercise price per Common Unit or a conversion price per Common Unit less than the volume-weighted average of the Closing Prices of Common Units over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-distribution Date for such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (OS0 + X) / (OS0 + Y)

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

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CR1 = the new Conversion Rate in effect taking such event into account;

OS0 = the number of Common Units outstanding immediately prior to the effective time of the adjustment relating to such event;

X = the total number of Common Units issuable pursuant to such rights, warrants, options, convertible securities or other securities; and

Y = the number of Common Units equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, convertible securities or other securities and (B) the average of the Closing Prices of Common Units over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-distribution Date for such issuance.

Any adjustment made pursuant to this Section 9(b) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date. For purposes of this Section 9(b), in determining whether any rights, warrants, options, convertible securities or other securities entitle the holders of Common Units to subscribe for or purchase, or exercise a conversion right for, Common Units at less than the applicable average of the Closing Prices of Common Units, and in determining the aggregate exercise or conversion price payable for such Common Units, there shall be taken into account any consideration the Partnership receives for such rights, warrants, options, convertible securities or other securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the General Partner in good faith. If any rights, warrants, options, convertible securities or other securities described in this Section 9(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the General Partner publicly announces its decision not to issue such rights, warrants, options, convertible securities or other securities, to the Conversion Rate that would then be in effect without such issuance. If any rights, warrants, options, convertible securities or other securities described in this Section 9(b) are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the adjustments made upon the issuance of such right, warrant, option, convertible security or other securities had been made on the basis of the delivery of only the number of Common Units actually delivered.

(c) (i) If the Partnership distributes evidences of its indebtedness or its other assets or property to all or substantially all holders of Common Units, excluding:

(A) distributions, rights, warrants, options, convertible securities or other securities as to which an adjustment was effected pursuant to Section 9(a) or (b) hereof,

(B) distributions paid exclusively in cash, and

(C) Spin-offs described in this Section 9(c),

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then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × SP0 / (SP0 – FMV)

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

SP0 = the average of the Closing Prices of Common Units over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-distribution Date for such distribution; and

FMV = the Fair Market Value (as determined by the General Partner in good faith) of the evidences of indebtedness, assets or property distributed with respect to each outstanding Common Unit as of the Ex-distribution Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this Section 9(c)(i) shall be made successively whenever any such distribution is made and shall become effective immediately after 5:00 p.m., New York City time, on the Record Date.

(ii) If the Partnership distributes, to all holders of Common Units, common units of any class or series or any similar equity interest of or relating to a Subsidiary or other business unit of the Partnership, and such units or equity interests are listed for trading on a U.S. national securities exchange (a “Spin-off”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (FMV0 + MP0) / MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

FMV0 = the average of the Closing Prices of the equity interest distributed to holders of Common Units applicable to one Common Unit over the first ten consecutive Trading Day period commencing on, and including, the Trading Day following the effective date of such Spin-off (such period, the “Valuation Period”); and

MP0 = the average of the Closing Prices of Common Units over the Valuation Period.

If the application of the foregoing formula would result in a decrease in a fixed conversion rate, no adjustment to the Conversion Rate shall be made. An adjustment to

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the Conversion Rate made pursuant to this Section 9(c)(ii) shall occur on the final Trading Day of the Valuation Period; provided, that in respect of any conversion of Preferred Units within the ten consecutive Trading Days immediately following the date of the Spin-off, references with respect to the Spin-off to “ten consecutive Trading Day period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-off and the Mandatory Conversion Date or Optional Conversion Date, as applicable, in determining the Conversion Rate.

(iii) If any such distribution or distribution described in this Section 9(c) is not paid or made, the new Conversion Rate shall be readjusted, effective as of the date the General Partner publicly announces its decision not to pay such distribution or distribution, to the Conversion Rate that would then be in effect without such distribution or distribution.

(d) If the Partnership or any Subsidiary makes a payment in respect of a tender or exchange offer for Common Units (other than a tender offer solely to holders of fewer than 100 Common Units), to the extent that the cash and value of any other consideration included in the payment per Common Unit exceeds the average of the Closing Prices of Common Units over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1)) / (SP1 × OS0)

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

AC = the Fair Market Value (as determined by the General Partner in good faith), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for units accepted for purchase or exchange in such tender or exchange offer;

OS0 = the number of Common Units outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);

OS1 = the number of Common Units outstanding immediately after the Expiration Date (after giving effect to such tender offer or exchange offer); and

SP1 = the average of the Closing Prices of Common Units over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date (such period, the “Tender Offer Valuation Period”).

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made. Any adjustment to the

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Conversion Rate made pursuant to this Section 9(d) shall become effective immediately after 5:00 p.m., New York City time, on the final Trading Day of the Tender Offer Valuation Period; provided, that in respect of any conversion within the ten consecutive Trading Days next succeeding the Expiration Date, references with respect to “ten consecutive Trading Day period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Mandatory Conversion Date, Optional Conversion Date or Reorganization Event Conversion Date, as applicable, in determining the Conversion Rate.

If the Partnership or one of its Subsidiaries is obligated to purchase Common Units pursuant to any such tender or exchange offer, but the Partnership, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchase, or all such purchases are rescinded, then the new Conversation Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(e) Notwithstanding the provisions of this Section 9, no adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis and without converting their Preferred Units.

(f) Notwithstanding the provisions of this Section 9, no adjustment to the Conversion Rate need be made if the Common Units to be issued upon conversion will actually receive the consideration provided in, or be subject to, the transaction or event that would otherwise trigger the adjustment.

(g) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Rate then in effect; provided, that any adjustments that by reason of this Section 9(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Partnership and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a unit, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Preferred Units.

(h) To the fullest extent permitted by law, the Partnership may (but is not required to) make such increases in the Conversion Rate, in addition to those required by this Section 9, as the General Partner considers to be advisable to avoid or diminish any income tax to holders of Common Units or rights to purchase Common Units resulting from any distribution or distribution of Common Units (or rights or warrants to acquire Common Unit) or from any event treated as such for income tax purposes. To the fullest extent permitted by applicable law, the Partnership from time to time may (but is not required to) increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the General Partner determines in good faith that such increase would be in the best interest of the Partnership, which determination shall be conclusive.

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(i) If the Partnership shall be required to withhold taxes on constructive distributions to a Holder and the Partnership pays the applicable withholding taxes, the Partnership may, at its option, set off any such payment against cash, Common Units or other assets distributable or payable to such Holder.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Partnership shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and a brief statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined. Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rates and may assume that the last Conversion Rates of which it has knowledge are still in effect. Promptly after delivery of such certificate, the Partnership shall prepare a notice of such adjustment of Conversion Rates setting forth the adjusted Conversion Rates and the date on which each adjustment becomes effective and shall promptly mail such notice of adjustment of the Conversion Rate to each Holder at its last address appearing in the Unit register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

10. Conversion Upon Certain Reorganization Events. If an event described in Section 11(a) is anticipated to occur in which the Partnership is not the surviving entity, then the Partnership may, at its option, cause the conversion of all, but not less than all, outstanding Preferred Units (the “Reorganization Event Conversion”). The Reorganization Event Conversion shall occur on the effective date of such Reorganization Event (the “Reorganization Event Conversion Date”). If the Partnership exercises this option, each Holder of the Preferred Units shall receive the Reference Property. In order for the Partnership to exercise its option for a Reorganization Event Conversion, the Partnership must provide written notice to the Holders not later than 30 days prior to the anticipated effective date of the Reorganization Event.

11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion.

(a) Subject to the Partnership’s right to convert the Preferred Units under Section 10, in the event of:

(i) any consolidation, merger or combination of the Partnership with or into another Person (other than a merger or consolidation in which the Partnership is the continuing Partnership and in which the Common Units outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Partnership or another Person);

(ii) any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Partnership to any other person; or

(iii) any statutory exchange of the Partnership’s securities with another Person (other than in connection with a merger or acquisition covered by clause (i) above),

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in each case where Common Units are exchanged for, or converted into, stock, securities, property or assets (including cash or any combination thereof) (a “Reorganization Event”), each Preferred Unit outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Preferred Units into Common Units immediately prior to such Reorganization Event (the “Reference Property”). In such event, on the Reorganization Event Conversion Date, the applicable Conversion Rate then in effect shall be applied to determine the amount and value of securities, cash or property a Holder would have received in such transaction (without interest thereon and without any right to distributions thereon which have a Record Date prior to the date such Preferred Units are actually converted).

(b) Subject to the notice requirements of Section 10 regarding certain transactions as set forth in Section 11(a), the Partnership shall cause notice of the application of this Section 11 to be delivered to each Holder at the address of such Holder within twenty (20) days after the occurrence of any of the events specified in Section 11(a). Failure to deliver such notice shall not affect the legality or validity of any conversion pursuant to this Section 11.

(c) The above provisions of this Section 11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, provided, that if Section 10 applies to any event or occurrence, this Section 11 shall not apply to such event or occurrence.

12. Notices. The Partnership shall distribute to the Holders of Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such holders of such Common Units.

13. No Reissuance. No Preferred Units acquired by the Partnership by reason of redemption, purchase, conversion or otherwise shall be reissued.

14. Transfers. No Preferred Unit shall be transferable by any Holder of Preferred Units, except in compliance with all federal and applicable state securities laws. Except for transfers to (i) any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser, prior to any transfer, and as a condition thereto, the General Partner may require such documentation, including appropriate opinions of legal counsel, as it, in its sole discretion, deems necessary.

15. Severability of Provisions. If any right, preference or limitation of the Preferred Units set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Certificate of Designation has been duly executed as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.

By: ATLAS PIPELINE PARTNERS GP, LLC, its general partner

By:
Name:
Title:

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EXHIBIT A

NOTICE OF PARTNERSHIP OPTIONAL CONVERSION

To the Holders of Class D Convertible

    Preferred Units

Please take notice that Atlas Pipeline Partners, L.P. (the “Partnership”) has irrevocably elected to convert all of the outstanding Class D Convertible Preferred Units (the “Class D Preferred Units.”) into Common Units of the Partnership. The conversion will be effective at 5:00 p.m., New York time on                     . The conversion rate will be calculated as set forth in Section 7(a) and Section 8(f) of the Certificate of Designation for the Class D Preferred Units.

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